LOGO SPROULE(r)                                                     EXHIBIT 15.2
Over 60 Years of Excellence

                       R.K. MacLeod*, B.S., P.Eng., President
                       H.J. Helwerda*, B.Sc., P.Eng., FEC, Executive VP
                       D.J. Carsted*, CD, B.Sc., P.Geol., VP, Geoscience
                       G.D. Robinson*, B.Sc., P.Eng., VP, International
                       D.W.C. Ho*, B.A.Sc., P.Eng., VP, Unconventional
                       C.P. Eix, B.Sc., P.Eng., VP, Engineering, Canada
                       B.F. Jose, M.Sc., P.Geoph., VP, Geoscience, International K.P. mcDonald, B.Comm., CA, CFO
                       M.R. Van de  Veen, QC, J.D., M.B.A., L.L.M., General
                                               Counsel, Corporate Secretary

                                                                      *Directors

                               LETTER OF CONSENT

TO: CHELSEA OIL AND GAS LTD.
    AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
    THE SECURITIES AND EXCHANGE COMMISSION

Dear Sirs

RE: CHELSEA OIL AND GAS LTD.

We refer to our report (the "REPORT") prepared by Sproule Inernational Limited ("SPROULE INTERNATIONAL") entitled "Evaluation of the Oil Reserves and Assessment of the Contingent and Prospective Resources of Chelsea Oil and Gas Ltd. in the Surat Assets, Bowen/Surat Basin, Australia (As of March 31, 2013)" which provides our report on probable and possible reserves evaluations and assessment of contingent and prospective resources pursuant to Canadian disclosure requirements of Chelsea Oil and Gas Ltd.'s Surat Assets in Australia that were evaluated as of March 31, 2013. We understand that Chelsea Oil and Gas Ltd. is a wholly owned subsidiary of Australian-Canadian Oil Royalties Ltd.

We hereby consent to the use of our name, reference to and excerpts and information derived from the said Report by Australian-Canadian Oil Royalties Ltd. in its Annual Report on Form 20-F. We have read pertinent sections of Form 20-F and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from our Report or that are within our knowledge as a result of the services which we performed in connection with the Report.

                                       Sincerely,
                                       SPROULE INTERNATIONAL LIMITED

                                       /s/ Greg D. Robinson, P.Eng.
                                       ----------------------------
                                       Vice President International and Director

Dated: May 16, 2013
Calgary, Alberta, Canada

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